Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-249431, 333-254593, 333-263534 and 333-270610) of Spruce Biosciences, Inc. of our report dated March 18, 2024, relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

San Jose, California

March 18, 2024